Exhibit 99.1

 NMS Communications Announces Financial Results for the First Quarter
                         Ended March 31, 2005

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--April 18, 2005--NMS Communications (NASDAQ:NMSS), provider of communications technologies and solutions for next-generation enhanced communications services and efficient networks, today announced results for the first quarter ended March 31, 2005.
    Total revenues for the first quarter of 2005 were $22.6 million compared to $24.4 million for the corresponding quarter in 2004, a decrease of 7%, and compared to $26.2 million in the fourth quarter of 2004, a decrease of 14%. Net loss for the first quarter was $(2.1) million or $(0.04) per share, compared to net income of $0.6 million or $0.02 per share reported for the first quarter of 2004 and net income of $1.3 million or $0.03 per share for the fourth quarter of 2004.

    Business Perspective

    "First quarter revenues and earnings were negatively impacted by lower than expected orders from our Platform Solutions customers, principally in the Americas," said Bob Schechter, NMS Communications' chairman and CEO. "At the same time, our new businesses grew both in terms of revenues and orders, and we experienced modest growth from our VQS products.
    "Despite a disappointing first quarter, we continue to view 2005 as a growth year and anticipate improving results in Q2 and in the second half. While our platforms business showed some weakness in the first quarter, we see plenty of opportunities for improvement as the year progresses. We are also working on projects that we expect to result in improved revenues from our VQS products. And we've continued to make solid progress in our newest product areas, targeted at mobile networks and video solutions.
    "During the quarter, two additional Vodafone Group companies, Vodafone Portugal and Swisscom, launched ringback tone services based on MyCaller(TM) and the stream of business from operators around the world continues to grow. We have now won MyCaller projects in Australasia and in North and South America, in addition to our previously announced wins in Europe," Schechter said.
    "In summary, while this was a tough and disappointing quarter, we have continued to make substantial progress with our new product initiatives, we have continued to win new business, and we remain firmly committed to maintaining a healthy balance sheet and restoring growth and profitable operations," Schechter concluded.

    NMS Conference Call Web Cast

    NMS Communications issues web casts for its conference calls to assure the broad dissemination of information in real time. To access the First Quarter 2005 conference call, which is scheduled for 5:00 p.m. ET today, log on to the company website at www.nmscommunications.com and click on the web cast icon in the Investor Relations section.

    About NMS Communications

    NMS Communications (NASDAQ:NMSS) is a leading provider of communications technologies and solutions, enabling new enhanced services and efficient networks that help our customers grow their revenues and profits. Visit www.nmscommunications.com for more information.
    Statements in this document expressing the beliefs and expectations of management regarding future performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2004. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.
    NMS Communications, AccessGate, Mobile Place and MyCaller are trademarks of NMS Communications Corporation. All other product or corporate references may be trademarks or registered trademarks of their respective companies.


                          NMS COMMUNICATIONS
                 Consolidated Statements of Operations
                   (In $000's except per share data)
                              (Unaudited)
                                                 For the Three
                                                   Months Ended
                                                     March 31,
------------------------------------------------------------------
                                                   2005     2004
------------------------------------------------------------------

Revenues                                        $22,600  $24,379

Cost of revenues                                  9,518    8,822
                                                ------------------

Gross profit                                     13,082   15,557

                                                     58%      64%

Operating expenses:

   Selling, general and administrative            8,942    8,090

   Research and development                       6,192    5,961

                                                ------------------
        Total operating expenses                 15,134   14,051
                                                ------------------

Operating income (loss)                          (2,052)   1,506

Other income (expense), net                         150     (838)
                                                ------------------

Income (loss) before income taxes                (1,902)     668

   Income tax expense                               200       25
                                                ------------------

Net income (loss)                               $(2,102)    $643
                                                ========-========-

  Basic earnings (loss) per common share         $(0.04)   $0.02
                                                ========-========-

  Weighted average basic shares outstanding      47,573   38,340
                                                ========-========-

  Fully diluted earnings (loss) per common
   share                                         $(0.04)   $0.02

  Weighted average fully diluted shares
   outstanding                                   47,573   41,252
                                                ========-========-


                          NMS COMMUNICATIONS
                 Condensed Consolidated Balance Sheet
                               (In $000)
                              (Unuadited)
                                                    March  December
                                                      31,       31,
                                                     2005      2004
                                                ---------------------
                     ASSETS

Current assets:
     Cash and cash equivalents                    $45,072   $33,804

     Marketable securities                         32,157    46,815

     Accounts receivable, net of allowance for
      uncollectable accounts of $956 and
      $1,004, respectively                         11,943    14,315

     Inventories                                    3,207     3,446

     Prepaid expenses and other current assets      2,861     2,539
                                                ---------------------
         Total current assets                      95,240   100,919


Property and equipment, net of accumulated
 depreciation and amortization of $32,309 and
 $32,082, respectively                              6,763     6,147

Other long-term assets                              1,314     1,361
                                                ---------------------
Total assets                                     $103,317  $108,427
                                                -=========-=========-


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                   $4,494    $4,728

Deferred revenue                                    3,906     4,620

Accrued expenses and other liabilities              8,294    10,706

Short-term debt obligations                        19,942    19,942
                                                ---------------------
Current liabilities                                36,636    39,996



Stockholders' equity                               66,681    68,431
                                                ---------------------
Total liabilities and stockholders' equity       $103,317  $108,427
                                                -=========-=========-


    CONTACT: For media and industry analysts:
             NMS Communications
             Pam Kukla, 508-271-1611
             Pam_Kukla@nmss.com
                 or
             For financial analysts:
             NMS Communications
             D'Anne Hurd, 508-271-1058
             D'Anne_Hurd@nmss.com